Exhibit 10.20

NONQUALIFIED STOCK OPTION AGREEMENT

LifeWatch Corp. 2006 Stock Incentive Plan

AGREEMENT (“Agreement”), dated as of December 6, 2006 by and between LifeWatch Corp., a Delaware corporation (the “Company”), and Frederick Mindermann (the “Participant”).

Preliminary Statement

The Board of Directors of the Company (the “Board”) or a committee appointed by the Board (the “Committee”) to administer the LifeWatch Corp. 2006 Stock Incentive Plan (the “Plan”), has authorized this grant of a non-qualified stock option (the “Option”) on November 30, 2006 (the “Grant Date”) to purchase the number of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) set forth below to the Participant, as an Eligible Employee of the Company or an Affiliate (collectively, the Company and all Subsidiaries and Parents of the Company shall be referred to as the “Employer”).

Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. For the convenience of the Participant, capitalized terms used but not defined herein and defined in the Plan have been set forth hereto in Exhibit A. A copy of the Plan has been delivered to the Participant. By signing and returning this Agreement, the Participant (i) acknowledges having received and read a copy of the Plan and this Agreement, (ii) agrees to comply with the Plan, this Agreement and all applicable laws and regulations, (iii) acknowledges that the Company has not provided any tax advice to the Participant regarding the grant or future exercise of the Option or the subsequent sale or transfer of shares of Common Stock issuable hereunder, and (iv) understands that the Participant should consult with the Participant’s personal financial, accounting and tax advisors regarding the same to the extent the Participant deems necessary.

Accordingly, the parties hereto agree as follows:

1.         Tax Matters. No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Code.

2.         Grant of Option. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Participant is hereby granted an Option to purchase from the Company 50,000 shares of Common Stock, at a price per share of $7.22, which is the Fair Market Value of a share of Common Stock on the Grant Date (the “Option Price”). The vesting of the Option granted under this Agreement shall be conditional upon the Registration Date occurring prior to the second anniversary of the Grant Date. Notwithstanding anything herein or in the Plan to the contrary, if the Registration Date does not occur prior to the second anniversary of the Grant Date, the Option shall terminate automatically and without any further action, and shall be null, void, cancelled and of no further force or effect.

3.         Vesting and Exercise.

(a) General. Subject to the provisions of Sections 3(b), 3(c) and 4 hereof, the Option shall vest and become exercisable as follows, provided that the Participant has not incurred a Termination prior to each such vesting date, and provided further that, for the avoidance of doubt, the Option shall only become vested and exercisable (if at all) after the occurrence of the Registration Date:

Vesting Date	Number of Shares

First anniversary of the Grant Date or, if later, the Registration Date	25%

Second anniversary of the Grant Date	25%

Third anniversary of the Grant Date	25%

Fourth anniversary of the Grant Date	25%

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date. To the extent that the Option has become vested and exercisable with respect to a number of shares of Common Stock as provided herein, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with Sections 6.4(c) and 6.4(d) of the Plan, including, without limitation, by the filing of any written form of exercise notice as may be required by the Committee and payment in full of the Option Price multiplied by the number of shares of Common Stock underlying the portion of the Option exercised. Upon expiration of the Option, the Option shall be canceled and no longer exercisable.

(b) Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the Option at any time. In addition, the Committee has determined that the vesting of the Option shall accelerate as provided under the Participant’s employment agreement with the Company dated as of December 1, 2006.

(c) Effect of Detrimental Activity. The provisions of Section 6.4(c) of the Plan regarding Detrimental Activity shall apply to the Option.

4.         Option Term. The term of the Option shall be ten (10) years from the Grant Date, subject to earlier termination in the event of the Participant’s Termination as specified in Section 5 hereof; provided, however, that the Option shall terminate and be of no further force or effect on the second anniversary of the Grant Date if the Registration Date does not occur prior to the second anniversary of the Grant Date.

5.         Termination.

Subject to the terms of the Plan and this Agreement, the Option, to the extent vested at the time of the Participant’s Termination, shall remain exercisable as follows:

(a) Termination due to Retirement. In the event of the Participant’s Termination by reason of Retirement, the vested portion of the Option shall remain exercisable until the earlier of (i) ninety (90) days from the date of such Termination, or (ii) the expiration of the stated term of the Option pursuant to Section 4 hereof; provided, however, that if the Participant dies within such ninety (90) day exercise period, any unexercised Option held by the Participant shall thereafter be exercisable by the legal representative of the Participant’s estate, to the extent to which it was exercisable at the time of death, for a period of ninety (90) days from the date of death, but in no event beyond the expiration of the stated term of the Option pursuant to Section 4 hereof.

(b) Termination due to Death or Disability. In the event of the Participant’s Termination by reason of death or Disability, the vested portion of the Option shall remain exercisable until the earlier of (i) one (1) year from the date of such Termination, or (ii) the expiration of the stated term of the Option pursuant to Section 4 hereof.

(c) Termination Without Cause or for Good Reason. In the event of the Participant’s involuntary Termination without Cause or for Good Reason, the vested portion of the Option shall remain exercisable until the earlier of (i) ninety (90) days from the date of such Termination, or (ii) the expiration of the stated term of the Option pursuant to Section 4 hereof.

(d) Voluntary Termination. In the event of the Participant’s voluntary Termination (other than a voluntary termination described in Section 5(e) hereof), the vested portion of the Option shall remain exercisable until the earlier of (i) thirty (30) days from the date of such Termination, or (ii) the expiration of the stated term of the Option pursuant to Section 4 hereof.

(e) Termination for Cause. In the event of the Participant’s Termination for Cause or in the event of the Participant’s voluntary Termination within ninety (90) days after an event that would be grounds for a Termination for Cause, the Participant’s entire Option (whether or not vested) shall terminate and expire upon such Termination.

(f) Treatment of Unvested Options upon Termination. Any portion of the Option that is not vested as of the date of the Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

6.         Restriction on Transfer of Option. No part of the Option shall be Transferred other than by will or by the laws of descent and distribution and during the lifetime of the Participant, may be exercised only by the Participant or the Participant’s guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (except as provided by law or herein), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to Transfer the Option or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, such transfer shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

7.         Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any shares covered by the Option unless and until the Participant has become the holder of record of the shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan.

8.         Provisions of Plan Control. This Agreement is subject to all of the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any exercise notice or other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

9.         Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

10.       No Obligation to Continue Employment. This Agreement is not an agreement of employment. This Agreement does not guarantee that the Employer will employ the Participant for any specific time period, nor does it modify in any respect the Employer’s right to terminate or modify the Participant’s employment or compensation at any time.

11.       Section 409A Compliance. To the extent applicable, the Board or the Committee may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement (in a manner determined by the Board or Committee in its sole discretion) solely to comply with Section 409A of the Code and the regulations promulgated thereunder, subject to the terms and conditions of the Plan.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

LIFEWATCH CORP.

By:	/s/ Illegible

Name:	Illegible

Title:	CORP CHAIRMAN

PARTICIPANT

/s/ Illegible
Signature

EXHIBIT A

The following terms used but not defined in the Agreement and defined in the Plan have been provided below for the convenience of the Participant but are qualified in their entirety by the full text of such terms in the Plan.

(a)       “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.

(b)       “Cause” means with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company or an Affiliate, as determined by the Committee in its sole discretion; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

(c)       “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

(d)       “Committee” means: (a) with respect to the application of the Plan to Eligible Employees and Consultants, a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, a “non-employee director” as defined in Rule 16b-3; to the extent required by Section 162(m) of the Code for Awards under the Plan to qualify as “performance-based compensation,” an “outside director” as defined under Section 162(m) of the Code; and to the extent required by the rules adopted by The Nasdaq Global Market, an “independent director” as defined under NASD Rule 4200(a)(15) or such other applicable stock exchange rule; and (b) with respect to the application of this Plan to Non-Employee Directors, the Board. To the extent that no Committee exists which has the authority to administer this Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3, Section 162(m) of the Code, or the rules adopted by The Nasdaq Global Market or such other applicable stock exchange rule, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

(e)       “Consultant” means any natural person who is an advisor or consultant to the Company or its Affiliates.

(f)        “Detrimental Activity” means: (a) the disclosure to anyone outside the Company or its Affiliates, or the use in any manner other than in the furtherance of the Company’s or its Affiliate’s business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company or its Affiliates that is acquired by a Participant prior to the Participant’s Termination; (b) activity while employed or performing services that results, or if known could result, in the Participant’s Termination that is classified by the Company as a termination for Cause; (c) any attempt, directly or indirectly, to solicit, induce or hire (or the identification for solicitation, inducement or hiring of) any non-clerical employee of the Company or its Affiliates to be employed by, or to perform services for, the Participant or any Person with which the Participant is associated (including, but not limited to, due to the Participant’s employment by, consultancy for, equity interest in, or creditor relationship with such Person) or any Person from which the Participant receives direct or indirect compensation or fees as a result of such solicitation, inducement or hire (or the identification for solicitation, inducement or hire) without, in all cases, written authorization from the Company; (d) any attempt, directly or indirectly, to solicit in a competitive manner any current or prospective customer of the Company or its Affiliates without, in all cases, written authorization from the Company; (e) the Participant’s Disparagement, or inducement of others to do so, of the Company or its Affiliates or their past and present officers, directors, employees or products; (f) without written authorization from the Company, the rendering of services for any organization, or engaging, directly or indirectly, in any business, which is competitive with the Company or its Affiliates, or the rendering of services to such organization or business if such organization or business is otherwise prejudicial to or in conflict with the interests of the Company or its Affiliates provided, however, that competitive activities shall only be those competitive with any business unit or Affiliate of the Company with regard to which the Participant performed services at any time within the two years prior to the Participant’s Termination; or (g) breach of any agreement between the Participant and the Company or an Affiliate (including, without limitation, any employment agreement or noncompetition or nonsolicitation agreement). For purposes of sub-sections (a), (c), (d) and (f) above, the General Counsel or the Chief Executive Officer of the Company shall have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

(g)       “Disability” means with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

(h)       “Disparagement” means making comments or statements to the press, the Company’s or its Affiliates’ employees, consultants or any individual or entity with whom the Company or its Affiliates has a business relationship which could reasonably be expected to adversely affect in any manner: (a) the conduct of the business of the Company or its Affiliates (including, without limitation, any products or business plans or prospects); or (b) the business reputation of the Company or its Affiliates, or any of their products, or their past or present officers, directors or employees.

(i)        “Disparagement” means making comments or statements to the press, the Company’s or its Affiliates’ employees, consultants or any individual or entity with whom the Company or its Affiliates has a business relationship which could reasonably be expected to adversely affect in any manner: (a) the conduct of the business of the Company or its Affiliates (including, without limitation, any products or business plans or prospects); or (b) the business reputation of the Company or its Affiliates, or any of their products, or their past or present officers, directors or employees.

(j)        “Eligible Employees” means each employee of the Company or an Affiliate.

(k)       “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

(l)        “Fair Market Value” means, for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or The Nasdaq Global Market; or (b) if not traded on any such national securities exchange or The Nasdaq Global Market, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc. or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; or (c) if the Common Stock is not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate. For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

(m)      “Family Member” means “family member” as defined in Section A.1.(5) of the general instructions of Form S-8.

(n)       “Good Reason” means, with respect to a Participant’s Termination of Employment: (a) in the case where there is no employment agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “good reason” (or words or a concept of like import)), a voluntary termination due to good reason, as the Committee, in its sole discretion, decides to treat as a Good Reason termination; or (b) in the case where there is an employment agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “good reason” (or words or a concept of like import), a termination due to good reason (or words or a concept of like import), as defined in such agreement at the time of the grant of the Award, and, for purposes of the Plan, as determined by the Committee in its sole discretion; provided that any definition that is effective under an employment agreement, change in control agreement or similar agreement after a change in control shall only be effective for purposes of this Plan after a change in control.

(o)       “Non-Employee Director” means a director or a member of the advisory board of the Company or any Affiliate who is not an active employee of the Company or any Affiliate.

(p)       “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

(q)       “Participant” means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to the Plan.

(r)        “Performance Period” has the meaning set forth in Section 9.1 of the Plan.

(s)       “Performance Share” means an Award made pursuant to Article IX of the Plan of the right to receive Common Stock or cash of an equivalent value at the end of a specified Performance Period.

(t)        “Performance Unit” means an Award made pursuant to Article X of the Plan of the right to receive a fixed dollar amount, payable in cash or Common Stock or a combination of both.

(u)       “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

(v)       “Registration Date” means the date on which the Company sells its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act.

(w)      “Restricted Stock” means an Award of shares of Common Stock under the Plan that is subject to restrictions under Article VII of the Plan.

(x)       “Retirement” means a Termination of Employment or Termination of Consultancy other than a termination for Cause at or after age 65 or such earlier date after age 50 as may be approved by the Committee with regard to such Participant, in its sole discretion, at the time of grant, or thereafter provided that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code. With respect to a Participant’s Termination of Directorship, Retirement means the failure to stand for reelection or the failure to be reelected on or after a Participant has attained age 65 or, with the consent of the Board, provided that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code, before age 65 but after age 50.

(y)       “Section 162(m) of the Code” means the exception for performance-based compensation under Section 162(m) of the Code and any applicable treasury regulations thereunder.

(z)       “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.

(aa)     “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

(bb)    “Stock Appreciation Right” shall mean the right pursuant to an Award granted under Article VII of the Plan. A Tandem Stock Appreciation Right shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or stock equal to the difference between (i) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof). A Non-Tandem Stock Appreciation Right shall mean the right to receive an amount in cash and/or stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

(cc)     “Stock Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants granted pursuant to Article VI of the Plan.

(dd)    “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

(ee)     “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

(ff)      “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

(gg)    “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

(hh)    “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

(ii)       “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.